                              CONTRACT BENEFIT DATA

Contract Number                               : [99-9999999]

Rider Effective Date                          : [July 1, 2004]

Annuitant                                     : [Abraham Lincoln]

Age Nearest Birthday                          : [65]

Sex                                           : [Male]

Secondary Life                                : [Mary Todd Lincoln]

Age Nearest Birthday                          : [62]

Sex                                           : [Female]

Initial Periodic Income Payment               : [$411.26]

Initial Guaranteed Income Benefit             : [$205.63]

Guaranteed Amount                             : [$50,000.00]

Initial Periodic Income Payment Mode          : [Monthly]

Initial Periodic Income Payment Date          : [July 1, 2004]

Periodic Income Commencement Date             : [June 17, 2004]

Access Period                                 : [15 Years]

Guaranteed Income Benefit Percent             : [50%]

Assumed Interest Rate                         : [3.00%]

Rider Option Election                         : [Enhanced Guaranteed Minimum
                                                Death Benefit with Guaranteed
                                                Income Benefit Option]

Annual Mortality and Expense Risk Charge and Administrative Charge

During Access Period
Account Value Death Benefit
   without Guaranteed Income Benefit Option   : 1.90%

Account Value Death Benefit
   with Guaranteed Income Benefit Option      : 2.40%

Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option   : 2.10%

Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit             : 2.60%

After Access Period
Account Value Death Benefit
   without Guaranteed Income Benefit Option   : 1.90%

Account Value Death Benefit
   with Guaranteed Income Benefit Option      : 2.40%

Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option   : 1.90%

Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit Option      : 2.40%

                        Guaranteed Income Benefit Option

The Initial Guaranteed Income Benefit is equal to the Guaranteed Income Benefit Percent shown above multiplied by the greater of:

     (a.) the Initial Periodic Income Payment shown above, and
     (b.) the Guaranteed Amount, if any, shown above divided by 1000 and multiplied by an annuity factor based on a [3%] Assumed Interest Rate.